                                                                Exhibit 3.1 (BS)

                            ARTICLES OF INCORPORATION

                                       OF

                           PAN-ALASKA FISHERIES, INC.



THESE PRESENTS WITNESSETH:

            That we, the subscribers hereto, all being of full age and citizens of the United States of America, and desirous of forming a corporation under the laws of the State of Washington for the purposes hereinafter specified, do make and subscribe the following Articles of Incorporation:

                                   ARTICLE I

            The name of this corporation shall be PAN-ALASKA FISHERIES, INC.

                                   ARTICLE II

            This Corporation shall have perpetual existence.

                                  ARTICLE III

            The location and post-office address of the registered office of this corporation shall be 724 Dexter Horton Building, Seattle 4, Washington.

                                   ARTICLE IV

            The objects and purposes for which this corporation is formed, and the powers which it shall have, are and shall be to do, carry out and perform, within and outside the United States of America, the following:

      1. To catch, process, pack, can, freeze, sell, distribute, and otherwise deal in and with Antonio Laolaksa King Crab, fish and seafood of all kinds and the products and by-products thereof;

      2.    To engage in any business whatsoever;

      3. To acquire, hold, improve, operate, develop, lese, encumber sell, transfer or otherwise dispose of, and generally to invest, trade and deal in real and personal property of all kinds; and

      4. To exercise all powers necessary or convenient to properly accomplish any of the foregoing, and in general to have and exercise all the powers now or hereafter conferred by the laws of the State of Washington upon business corporations, without limitation or restriction by reason of any statement of objects, purposes or powers set forth in this article, including (without limitation) the right to guarantee the obligations of any person or corporation.

                                   ARTICLE V

            The capital stock of this corporation shall be $600,000, consisting of 600,000 shares of common stock of the par value of $1 per share. Capital stock may be issued by the corporation from time to time for such consideration, including (without limitation) labor, services, money or property as may be fixed by resolution of the Board of Directors from time to time.

            No holder of shares of stock of this corporation shall be entitled as such as a matter of right to subscribe for, purchase, or otherwise acquire any shares of stock of this corporation of any class whether now or hereafter authorized, or any securities convertible into shares of stock of this corporation.

                                   ARTICLE VI

            This corporation shall commence business with pain-in capital of not less than $500.

                                  ARTICLE VII

            The number of directors of this corporation shall be such number, not less than three 93), as shall be determined from time to time by the shareholders of the corporation. The names and post-office addresses of the first directors, who will manage the affairs of the corporation from the time of its organization until July 21, 1960, and until their successors are elected and qualified are as follows:

  W.A. Ritter                   724 Dexter Horton Building
                                Seattle 4, Washington

  Ila C. Blinn                  724 Dexter Horton Building
                                Seattle 4, Washington

  Donald B. Shields             1133 West 46th Street
                                Seattle, Washington

                                  ARTICLE VIII

            The name and post-office address of each of the incorporators and the number of shares of stock subscribed for by each are as follows:

Name                           Address                             No. of Shares
----                           -------                             -------------
George V. Powell               1111 Dexter Horton Bldg.            10
                               Seattle 4, Washington
Raymond W. Haman               1111 Dexter Horton Bldg.            10
                               Seattle 4, Washington
William T. Jacobson            1111 Dexter Horton Bldg.            10
                               Seattle 4, Washington

                                   ARTICLE IX

            The authority to make By-Laws and to repeal and amend the same is vested in the Board of Directors, subject to the power of the shareholders to charge or repeal the same; provided, however, that the Board of Directors shall not make or alter any By-Laws fixing their number, qualifications, classifications, term of office or compensation.

            IN WITNESS WHEREOF, we have this 28th day of July, 1959, hereunto set our hands and seals in triplicate.


                              /s/ George V. Powell
                           --------------------------
                                George V. Powell

                              /s/ Raymond W. Haman
                           --------------------------
                                Raymond W. Haman

                             /s/ William T. Jacobson
                           --------------------------
                               William T. Jacobson

STATE OF WASHINGTON  )
                     ) ss

COUNTY OF KING       )

            On this date before me personally appeared George V. Powell, Raymond
W. Haman and William T. Jacobson to Martin Edelman known to be the individuals described in and who executed the foregoing Articles of Incorporation, and acknowledged that they signed the same as their free and voluntary act and deed, for the uses and purposes therein mentioned.

            Given under my hand and official seal this 28th day of July, 1959.

                                          /s/ Martin Edelman
                                          --------------------------------------
                                          Notary Public in and for the State of
                                          Washington, residing at Seattle

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                           PAN-ALASKA FISHERIES, INC.


      The undersigned President and Secretary of Pan Alaska Fisheries, Inc., a Washington corporation, hereby certify as follows:

      1.    The name of the corporation is:

            PAN-ALASKA FISHERIES, INC.

      2. Article V of the Articles of Incorporation of Pan-Alaska Fisheries, Inc. has been amended to read as follows:

                                   "ARTICLE V

            "1. The total authorized number of shares shall be twelve million (12, 000,000), of which ten million (10,000,000) shares shall be common stock, having a par value of Fifty Cents ($0.50) per share, amounting in the aggregate to Fie Million Dollars ($5,000,000), and Two Million shares (2,000,000) shall be preferred stock, having a par value of One Dollar ($1,00) per share, amounting in the aggregate to Two Million Dollars ($2,000,000), issuable in series.

            "2. The relative rights, voting power preferences and restrictions granted or imposed upon the shares of each class shall be as follows:

            "a. Except as expressly required by law, the holders of the preferred stock shall have no voting power nor shall they be entitled to notice of meetings of shareholders, all rights to vote and all voting power being vested in the holders of the common stock. Each holder of common stock shall be entitled to one vote for each share of stock so held.

            "b. No shareholder of preferred or common stock as such shall have the preferential or preemptive right to subscribe for or purchase any stock of any class, any rights, warrants or portions with respect thereto, or any obligation convertible not or exchange for any such stock or other security, whether out of unissued stock or other securities or out of stock or other securities acquired by the corporation after the issue thereof regardless of the consideration therefore.

            "d. The Board of Directors is authorized to designate the name of each series of preferred stock and the number of shares constituting each series and to determine the following variations in the relative rights and preference as between series: (i0 the rate of dividend: (ii) whether shares may be redeemed and, if so, the redemption; (iii) the amount payable upon hares in the event of voluntary and involuntary liquidation;
      (iv) sinking fund provisions, if any, for the redemption or purchase of shares; (v) the terms and conditions, if any, on which shares may be concreted, and (vi) all other matters permitted by law.

            "3. In addition to and not in limitation of powers conferred on the Board of Directors by these Articles of Incorporation or by applicable law, the Board of Directors shall have power, in their discretion and in accordance with law.

            "a. to create and issue (whether or not in connection with the issuance and sale of any of the corporation's shares r other securities or obligations), warrants, rights, options or other obligations convertible into, exchangeable for or entitle the holder thereof to purchase from this corporation, shares of any class or classes of stock. Such warrants, rights, options or other obligations shall be evidenced in such manner as the Board of Directors shall approve and shall set forth the terms on which, the time or times within which and the price or prices at which such shares may be purchased from the corporation upon the exercise of any such warrants, rights, options or other obligations. The price or prices to be received for any shares having a par value, other than treasury shares, to be issued upon the exercise of such warrants, rights, options or other obligations shall not be less than the par value thereof. In the absence of fraud in the interaction, the judgment of the Board of Directors as to the value of the consideration received for such warrants, rights, options or other obligations or the shares underlying them shall be conclusive.

            "b. to issue authorized but unissued shares of this corporation at such time, on such terms and for such type and amount of consideration, not less than the par value thereof, if such shares have a par value, as the Board of Directors may determine, and the judgment of the Board of Directors as to the value of the consideration received shall be conclusive in the absence of fraud in the transaction.

            "c. to purchase, lake, receive or otherwise acquire, hold, own, pledge, sell, transfer or otherwise assign the corporation's shares, securities or other obligations whether issued, unissued or treasury shares or securities, and whether in connection with the issuance and sale of any stock, obligations or other securities of the corporation or otherwise), at such times, on such terms and for such consideration, whether less than the par value thereof or not, s they shall deem adequate corporation without limitation for the purpose of eliminating fractional shares, collecting or compromising indebtedness of the corporation, paying dissenting shareholders entitled to payment for their shares under the laws of the State of Washington, or for effecting, subject to the laws of the State of Washington, the retirement of redeemedable shares of this corporation by redemption or by purchase at not to exceed the redemption price."

      3. The foregoing amendment of Article V of the Articles of incorporation of Pan Alaska Fisheries, Inc. was adopted by the shareholders of the corporation at a special meeting held on May 1, 1972.

      4. Seven Hundred Seventy-five Thousand Six Hundred Sixty-three (775,663) shares of common capital stock were issued and outstanding and entitled to vote on the amendment.

      5. Five Hundred Forty-Three Thousand Four Hundred Twenty-two (543,422) shares were voted in favor of the amendment and Nineteen Thousand One Hundred Sixty-five (19,165) were voted against the same.

      6. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                                             /s/ Ronald A. Jensen
                                             -----------------------------------
                                             President

                                             /s/ Mark G. Copeland
                                             -----------------------------------
                                             Secretary

STATE OF WASHINGTON  )
                     )  ss
COUNTY OF Snohomish  )

      RONALD A. JENSEN, being first duly sworn, on oath deposes and says:

      He is the President of Pan-Alaska Fisheries, Inc., he has read the foregoing Articles of Amendment of Articles of Incorporation and believes the same to be true.

                                             /s/ Ronald A. Jensen
                                             -----------------------------------

      SUBSCRIBED AND SWORN TO BEFORE me this 26th day of May, 1972.

STATE OF OREGON        )
                       )  ss
COUNTY of Multanomah   )

      MARK G. COPELAND, being first duly sworn, on oath deposes and says:

      He is the secretary of Pan-Alaska Fisheries, Inc., he has read the foregoing Articles of Amendment of Articles of Incorporation and believes the same to be true.

                                             /s/ Mark G. Copeland
                                             -----------------------------------

      SUBSCRIBED AND SWORN TO BEFORE me this 26th day of May, 1972.

                                             /s/
                                             -----------------------------------
                                             Notary Public for Oregon
                                             My Commission Expires:  505076

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                           PAN-ALASKA FISHERIES, INC.


      The undersigned President and Secretary of Pan Alaska Fisheries, Inc., a Washington corporation, hereby certify as follows:

      1. The name of the corporation is:

      PAN-ALASKA FISHERIES, INC.

      2. Article V, Paragraph 2(a) of the Articles of Incorporation of Pan-Alaska Fisheries, Inc. has been amended to read as follows:

                                   "ARTICLE V

            "2. The relative rights, voting power preferences and restrictions granted or imposed upon the shares of each class shall be as follows:

            "(a) Except as expressly required by law, the holders of the preferred stock shall have no voting power nor shall they be entitled to notice of meetings of shareholders, all rights to vote and all voting power being vested in the holders of common stock. Each holder of common stock shall be entitled to one vote for each share of stock so held. No cumulative voting rights for directors shall exist."

      3. The foregoing amendment of Article V, Paragraph 2(a) of the Articles of Incorporation of Pan-Alaska Fisheries, Inc. was adopted by the shareholders of the corporation at the annual meeting held on August 30, 1973.

      4. Seven Hundred Seventy Five Thousand Six Hundred Sixty-three (775,663) shares of common capital stock were issued and outstanding and entitled to vote on the amendment.

      5. Five Hundred Sixty-One Thousand One Hundred Twenty-One (561,121) shares were voted in favor of the amendment and Twenty-One Thousand Nine Hundred Fifty-four (21,954) were voted against the same.

      6. The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

STATE OF WASHINGTON  )
                     )  ss
COUNTY OF Snohomish  )

      RONALD A. JENSEN and MARK G. COPELAND, each being first duly sworn, on oath depose and say:

      That they are the President and Secretary, respectively, of Pan-Alaska Fisheries, Inc., they have read the foregoing Articles of Amendment to Articles of Incorporation and believe the same to be true.


                                              /s/ Ronald A. Jensen
                                             -----------------------------------
                                             Ronald A. Jensen


                                              /s/ Mark G. Copeland
                                             -----------------------------------
                                             Mark G. Copeland



      SUBSCRIBED AND SWORN to before me this 30th day of August
1973.

                                               /s/ Arthur Kalberg
                                             -----------------------------------
                                             Notary Public for Washington
                                             My Commission Expires:  5/31/77

                           PAN-ALASKA FISHERIES, INC.

                     AMENDMENT TO ARTICLES OF INCORPORATION


                  The undersigned corporation, Pan-Alaska Fisheries, Inc., pursuant to Revised Code of Washington Section 23A.16.040, does hereby execute in triplicate the following amendment to its Articles of Incorporation:

                  1. The name of the corporation is Pan-Alaska Fisheries, Inc.

                  2. Article V of the Articles of Incorporation is hereby amended in its entirety, the full text of which shall now provide:

                           The capital stock of this corporation shall consist
                  of one hundred thousand (100,000) shares of common capital stock with a par value of one dollar ($1.00) per share.

                  3. The shareholders adopted the foregoing amendment to the Articles of Incorporation on the 25th day of June, 1976.

                  4. At the date of adoption of the amendment there were seven hundred eighty-five thousand six hundred sixty-three (785,663) shares of common capital stock outstanding, constituting all of the issued and outstanding stock of said corporation.

                  5. All of the issued and outstanding stock of Pan-Alaska Fisheries, Inc., as set forth in paragraph 4, voted in favor of the adoption of the amendment to the Articles of Incorporation.

                  6. All of the seven hundred eighty-five thousand six hundred sixty-three (785,663) issued and outstanding shares of fifty cent ($.50) par value common stock shall be surrendered, cancelled and exchanged for all of the one hundred thousand (100,000) shares of one dollar ($1.00) par value common stock.

                  7. The effect of the amendment is to reduce the stated and authorized capitalization of Pan-Alaska Fisheries, Inc. from seven million dollars ($7,000,000) to one hundred thousand dollars ($100,000).

                  DATED this 25th day of June, 1976.



                                            /s/
                                            -----------------------------------
                                                                      President

                                            /s/ Seth W. Morrison
                                            -----------------------------------
                                                            Assistant Secretary

STATE OF WASHINGTON        )
                           ) ss
COUNTY OF KING             )

                  SETH W. MORRISON, being first duly sworn, on oat deposes and says:

                  That he is an Assistant Secretary of Pan-Alaska Fisheries, Inc. and is authorized to verify the foregoing amendment to the Articles of Incorporation of that corporation.

                  That he has read the foregoing Articles of Amendment of the Articles of Incorporation of Pan-Alaska Fisheries, Inc., knows the contents thereof, and believes the same to be true.

                                          /s/ Seth W. Morrison
                                          -------------------------------------

SUBSCRIBED and SWORN TO before me this 28th day of June, 1976.



                                         /s/ Dolores Moore
                                         --------------------------------------
                                         NOTARY PUBLIC in and for the State of
                                         Washington, residing at Bellevue


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